--------------------------------------------------------------------------------




                        IDEC PHARMACEUTICALS CORPORATION




                                      and




                      CHASEMELLON SHAREHOLDER SERVICES LLC



                                  Rights Agent




                                Rights Agreement

                           Dated as of July 22, 1997




--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                                                          PAGE
                                                                                                                          ----
Section 1.       Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Section 2.       Appointment of Rights Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

Section 3.       Issue of Rights Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

Section 4.       Form of Rights Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

Section 5.       Countersignature and Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

Section 6.       Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or
                 Stolen Rights Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

Section 7.       Exercise of Rights; Purchase Price; Expiration Date of Rights  . . . . . . . . . . . . . . . . . . . . .   9

Section 8.       Cancellation and Destruction of Rights Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . .  10

Section 9.       Availability of Preferred Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Section 10.      Preferred Shares Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

Section 11.      Adjustment of Purchase Price, Number of Shares or Number of Rights . . . . . . . . . . . . . . . . . . .  13

Section 12.      Certificate of Adjusted Purchase Price or Number of Shares . . . . . . . . . . . . . . . . . . . . . . .  21

Section 13.      Consolidation, Merger or Sale or Transfer of Assets or Earning Power . . . . . . . . . . . . . . . . . .  21

Section 14.      Fractional Rights and Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

Section 15.      Rights of Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

Section 16.      Agreement of Rights Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

Section 17.      Rights Certificate Holder Not Deemed a Stockholder . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 18.      Concerning the Rights Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25





                                       i.

Section 19.      Merger or Consolidation or Change of Name of Rights Agent  . . . . . . . . . . . . . . . . . . . . . . .  26

Section 20.      Duties of Rights Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

Section 21.      Change of Rights Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

Section 22.      Issuance of New Rights Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

Section 23.      Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

Section 24.      Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

Section 25.      Notice of Certain Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

Section 26.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

Section 27.      Supplements and Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

Section 28.      Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

Section 29.      Determinations and Actions by the Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . .  35

Section 30.      Benefits of this Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

Section 31.      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

Section 32.      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

Section 33.      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

Section 34.      Descriptive Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37


EXHIBIT A        Form of Certificate of Designation of Series X Junior
                 Participating Preferred Stock of IDEC Pharmaceuticals
                 Corporation
EXHIBIT B        Form of Rights Certificate
EXHIBIT C        Summary of Rights To Purchase Preferred Shares







                                      ii.

                                RIGHTS AGREEMENT



                 Rights Agreement, dated as of July 22, 1997 between IDEC Pharmaceuticals Corporation, a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services LLC, a national banking association (the "Rights Agent").

                 The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding as of the Close of Business (as hereinafter defined) on August 11, 1997 (the "Record Date"), each Right representing the right to purchase one one-thousandth (1/1000th) of a Preferred Share (as hereinafter defined) upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date (as such terms are hereinafter defined).

                 Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                 Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                 (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing:

                      (i) No Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person";

                      (ii) If the Board of Directors of the Company determines (upon approval by a majority of the Continuing Directors (as such term is hereinafter defined)), in good faith, that a Person who would otherwise be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph (a), is eligible to file and did file a Schedule 13G, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purpose of this Agreement; and

                    (iii) No Person shall become an "Acquiring Person" if the transaction or series of related transactions in which such Person (together with all Affiliates or Associates of such Person) became the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding had received prior approval of a majority of the Continuing Directors; provided, however, that in the event a Person is not an Acquiring Person by reason of this clause (iii) of this Section 1(a), such Person shall become an Acquiring Person, in the event such Person thereafter acquires Beneficial Ownership of any additional Common Shares, unless such acquisition of such additional Common Shares would not result in such Person becoming an Acquiring Person by reason of any provision of this Agreement, including, without limitation, this clause (iii) of this Section 1(a).

                 (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as such term is hereinafter defined).

                 (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                      (i) Which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                      (ii) Which such Person or any of such Person's Affiliates or Associates has:

                          (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own: (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered





                                       2.

         securities are accepted for purchase or exchange or (2) securities which a Person or any Person's Affiliates or Associates may be deemed to have the right to acquire pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person's Affiliates or Associates) if such agreement has been approved by the Board of Directors of the Company, upon the affirmative vote of a majority of the Continuing Directors, prior to there being an Acquiring Person; or

                          (B) The right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

                    (iii) Which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section l(c)(ii)(B)) or disposing of any securities of the Company.

                 Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

                 (d) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of California or the state in which the principal office of the Rights Agent is located are authorized or obligated by law or executive order to close.

                 (e) "Company" shall have the meaning set forth in the first paragraph at the beginning of this Agreement.

                 (f)      "Close of Business" on any given date shall mean
5:00 P.M., Eastern time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Eastern time, on the next succeeding Business Day.





                                       3.

                 (g) "Common Shares" when used with reference to the Company shall mean the shares of common stock of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or other equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

                 (h) "Common Stock Equivalents" shall have the meaning set forth in Section 11(a)(iv) hereof.

                 (i) "Continuing Director" shall mean (i) any person who is, while a member of the Board of Directors of the Company, not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or agent of an Acquiring Person or of any such Affiliate or Associate, and who was a member of the Board of Directors prior to the date of this Agreement, or (ii) any person who subsequently becomes a member of the Board of Directors and who, is a member of the Board of Directors, is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, or a representative or agent of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or such Person's election to the Board of Directors is recommended or approved by a majority of the Continuing Directors then on the Board of Directors.

                 (j) "Current Per-Share Market Price" shall have the meaning set forth in Section 11(d)(i) hereof.

                 (k) "Current Value" shall have the respective meanings set forth in Section 11(a)(iv) hereof and Section 24 hereof.

                 (l) "Distribution Date" shall have the meaning set forth in Section 3 hereof.

                 (m) "Equivalent Preferred Shares" shall have the meaning set forth in Section 11(b) hereof.

                 (n) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, as in effect on the date of this Agreement.

                 (o)      "Exchange Ratio" shall have the meaning set forth in
Section 24 hereof.

                 (p) "Final Expiration Date" shall have the meaning set forth in Section 7 hereof.

                 (q) "Issuer" shall have the meaning set forth in Section 13 hereof

                 (r) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.









                                       4.

                 (s) "Preferred Shares" shall mean shares of Series X Junior Participating Preferred Shares, par value .001, of the Company having the rights and preferences set forth in the Form of Certificate of Designations attached to this Agreement as Exhibit A.

                 (t)      "Purchase Price" shall have the meaning set forth in
Section 4 hereof.

                 (u) "Record Date" shall have the meaning set forth in the second paragraph at the beginning of this Agreement.

                 (v)      "Redemption Date" shall have the meaning set forth in
Section 7 hereof.

                 (w) "Redemption Price" shall have the meaning set forth in Section 23 hereof.

                 (x) "Right" shall have the meaning set forth in the second paragraph at the beginning of this Agreement.

                 (y) "Rights Certificate" shall have the meaning set forth in Section 3 hereof.

                 (z) "Rights Agent" shall have the meaning set forth in the first paragraph at the beginning of this Agreement.

                 (aa)     "Securities Act" shall have the meaning set forth in
Section 9 hereof.

                 (ab)     "Security" shall have the meaning set forth in
Section 11(d)(i) hereof.

                 (ac) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange
Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

                 (ad) "Spread" shall have the meaning set forth in Section 11(a)(iv) hereof.

                 (ae) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                 (af) "Substitution Period" shall have the meaning set forth in Section 11(a)(iv) hereof.

                 (ag) "Summary of Rights" shall have the meaning set forth in Section 3 hereof.





                                       5.

                 (ah)     "Trading Day" shall have the meaning set forth in
Section 11(d)(i) hereof.

                 Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable upon ten (10) days prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise and shall in no event be liable for the acts or omissions of any such co-Rights Agent.

                 Section 3. Issue of Rights Certificates. (a) Until the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors (upon approval by a majority of the Continuing Directors) prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence a tender or exchange offer, the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 15% or more of the then-outstanding Common Shares (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Rights Certificates) and not by separate Rights Certificates, and (y) the right to receive Rights Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will notify the Rights Agent thereof and the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Rights Certificate, in substantially the form of Exhibit B hereto (a "Rights Certificate"), evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

                 (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at





                                       6.

the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

                 (c) Certificates for Common Shares which become outstanding (including, but without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

          This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between IDEC Pharmaceuticals Corporation and ChaseMellon Shareholder Services LLC, dated as of July 22, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of IDEC Pharmaceuticals Corporation Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. IDEC Pharmaceuticals Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.





                                       7.

                 Section 4. Form of Rights Certificates. The Rights Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of
Section 22 hereof, the Rights Certificates shall entitle the holders thereof to purchase such number of one one-thousandths of a Preferred Share as shall be set forth therein at the price per one one-thousandth of a Preferred Share set forth therein (the "Purchase Price"), but the number of such one one-thousandths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

                 Section 5. Countersignature and Registration. The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President, any of its Vice Presidents, or its Treasurer or Chief Financial Officer, either manually or by facsimile signature; shall have affixed thereto the Company's seal or a facsimile thereof; and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                 Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

                 Section 6. Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates. Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Rights Certificate or Rights Certificates (other than Rights Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof





                                       8.

or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a Preferred Share (or other securities or property) as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, splitup, combination or exchange of Rights Certificates.

                 Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

                 Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) Except as provided in Section 23(c), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and certification on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-thousandth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on July 21, 2007, (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, or (iv) the consummation of any merger or other acquisition involving the Company pursuant to an agreement described in Section l(c)(ii)(A)(2) hereof

                 (b) The Purchase Price for each one one-thousandth of a Preferred Share pursuant to the exercise of a Right shall initially be $200.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

                 (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the





                                       9.

Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares (if such transfer agent is an entity other than the Rights Agent) certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes such transfer agent to comply with all such requests, or (B) requisition, from a depositary agent properly appointed by the Company, depositary receipts representing such number of one-thousandths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request; (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof; (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Rights Certificate.

                 (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

                 (e) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Section 7.

                 (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7, unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

                 Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent, for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as





                                      10.

expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

                 Section 9. Availability of Preferred Shares. (a) The company covenants and agrees that it will use its best efforts to cause to be reserved and kept available out of and to the extent of its authorized and unissued shares of Preferred Stock not reserved for another purpose (and, following the occurrence of an event described in Section 11(a)(ii) or Section 13(a), out of its authorized and unissued shares of Common Stock and/or other securities), the number of Preferred Shares (and, following the occurrence of any such event, Common Stock and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

                 (b) If the Preferred Shares (or, following the occurrence of an event described in Section 11(a)(ii) or Section 13(a), the Common Shares and/or other securities) are at any time listed on a national securities exchange or included for quotation on any transaction reporting system, then so long as the Preferred Shares (and, following the occurrence of any such event, Common Shares and/or other securities) issuable and deliverable upon exercise of the Rights may be listed on such exchange or included for quotation on any such transaction reporting system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that it is reasonably likely that the Rights will be exercised), all shares reserved for such issuance to be listed on such exchange or included for quotation on any such transaction reporting system upon official notice of issuance upon such exercise.

                 (c) The Company shall use its best efforts to: (i) file, as soon as practicable following the earliest date after the first occurrence of an event described in Section 11(a)(ii) in which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iv) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form; (ii) cause such registration statement to become effective as soon as practicable after such filing; and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities or (B) the date of expiration of the Rights. The Company may temporarily suspend, for a period not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public





                                      11.

announcement stating, and notify the Rights Agent, that the exercisability of the Rights has been temporarily suspended, as well as a public announcement and notification to the Rights Agent at such time as the suspension is no longer in effect. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction, unless the requisite qualification in such jurisdiction shall have been obtained, or an exemption therefrom shall be available and until a registration statement has been declared effective.

                 (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

                 (e) The Company further covenants and agrees that it will pay when due and payable, any and all federal and state transfer taxes and charges which may be payable in respect to the issuance or delivery of the Rights Certificates or of any Preferred Shares upon the exercise of Rights.
The Company shall not, however, be required to pay any transfer tax which may be payable in respect to any transfer or delivery of Rights Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

                 Section 10. Preferred Shares Record Date. Each person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall, for all purposes, be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.





                                      12.

                 Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                 (a) (i) In the event the Company shall at any time after the date of this Agreement: (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares,
(C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a)(ii).

                      (ii) Subject to Section 24 of this Agreement, in the event that any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof, at a price equal to the then-current Purchase Price multiplied by the number of one-thousandths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50% of the then-current per-share market price of the Company's Common Shares (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event. Except as provided in Section 23(C), in the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

                 Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of an event in which any Person shall become an Acquiring Person, any Rights beneficially owned by (A) an Acquiring Person or an Associate or Affiliate of an





                                      13.

Acquiring Person, (B) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (C) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(1) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (2) a transfer which the Board of Directors, upon approval by a majority of the Continuing Directors, has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 11(a)(ii), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. No Rights Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Rights Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Rights Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring person or its Affiliates, Associates or transferees hereunder.

                    (iii) The right to buy Common Shares of the Company pursuant to subparagraph (ii) of this paragraph (a) shall not arise if the event causing such Person to become an Acquiring Person (A) is a consolidation, merger, sale, transfer or similar transaction subject to Section 13 hereof, or (B) is an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding Common Shares at a price and on terms determined by at least a majority of the Continuing Directors, and after receiving advice from one or more investment banking firms, to be (1) at a price which is fair to stockholders (taking into account all factors which such members of the Board of Directors deem relevant including, but without limitation, prices which could reasonably be achieved if the Company or its assets were sold in an orderly basis designed to realize maximum value) and (2) otherwise in the best interests of the Company and its stockholders.

                      (iv) In lieu of issuing Common Shares in accordance with Section 11(a)(ii) hereof, the Company may, if the Board of Directors of the Company, upon approval by a majority of the Continuing Directors, determines that such action is necessary or appropriate and not contrary to the interest of holders of Rights (and, in the event that the number of Common Shares which are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance





                                      14.

         for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights, or if any necessary regulatory approval for such issuance has not been obtained by the Company), the Company shall: (A) determine the excess of (1) the value of the Common Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess being referred to as the "Spread") and (B) with respect to each Right, make adequate provision to substitute for such Common Shares, upon exercise of the Rights: (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Company (including, but without limitation, shares or units of shares of any series of preferred stock which the Board of Directors of the Company, upon approval by a majority of the Continuing Directors, has deemed to have the same value as Common Shares (such shares or units of shares of preferred stock are herein called "common stock equivalents")), except to the extent that the Company has not obtained any necessary regulatory approval for such issuance, (4) debt securities of the Company, except to the extent that the Company has not obtained any necessary regulatory approval for such issuance, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company and approved by a majority of the Continuing Directors, the Board of Directors of the Company, subject to approval by a majority of the Continuing Directors, shall determine such aggregate value; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty
         (30) days following the occurrence of an event described in Section 11(a)(ii), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available), except to the extent that the Company has not obtained any necessary regulatory approval for such issuance, and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors, upon approval by a majority of the Continuing Directors, shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights or that any necessary regulatory approval for such issuance will be obtained, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the occurrence of an event described in Section 11(a)(ii), in order that the Company may seek stockholder approval for the authorization of such additional shares or take action to obtain such regulatory approval (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iv), the Company
         (x) shall provide that such action shall apply uniformly to all outstanding Rights held by holders entitled to receive Common Shares or other securities or property upon exercise of such Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares, to take any action to obtain any required regulatory approval and/or to decide the appropriate form of





                                      15.

         distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect and shall promptly notify the Rights Agent of such suspension. For purposes of this Section 11(a)(iv), the value of the Common Shares shall be the Current Per-Share Market price (as determined pursuant to Section 11(d) hereof) of the Common Shares at the Close of Business on the date of the occurrence of one of the events described in Section 11(a)(ii) and the value of any "Common Stock Equivalent" shall be deemed to have the same value as the Common Shares on such date.

                 (b) In the event that the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("Equivalent Preferred Shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or Equivalent Preferred Share (or having a conversion price per share, if a security convertible into Preferred Shares or Equivalent Preferred Shares) less than the then-Current Per-Share Market Price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration, shall be as determined in good faith by the Board of Directors of the Company, upon approval by a majority of the Continuing Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                 (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in





                                      16.

connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, upon approval by a majority of the Continuing Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such Current Per Share market price of the Preferred Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                 (d) (i) For the purpose of any computation hereunder, the "Current Per-Share Market Price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the Current Per-Share Market Price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of thirty (30) Trading Days after the ex- dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per-Share Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security.) The closing price for each day shall be the last sale price, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq National Market ("Nasdaq") or, if the Security is not listed or admitted to trading on the Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high-bid and low-asked prices in the over-the-counter market, as reported by the Nasdaq or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company, upon approval by a majority of the Continuing Directors. If on any such date no market maker is making a market in the Security, the "Current Per-Share





                                      17.

Market Price" of such Security on such date as determined in good faith by the Board of Directors of the Company, as provided for above, shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

                      (ii) For the purpose of any computation hereunder, the "Current Per-Share Market Price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the "Current Per-Share Market Price" of the Preferred Shares shall be conclusively deemed to be the current per-share market price of the Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one one-thousandth. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "Current Per-Share Market Price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, upon approval by a majority of the Continuing Directors, whose determination shall be described in a statement filed with the Rights Agent.

                 (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

                 (f)      If as a result of an adjustment made pursuant to
Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

                 (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.





                                      18.

                 (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                 (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Rights Certificates on the record specified in the public announcement.

                 (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandth of a Preferred Share issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandth of a Preferred Share which were expressed in the initial Rights Certificates issued hereunder.





                                      19.

                 (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then-par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

                 (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                 (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

                 (n) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (A) the number of one one-thousandths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-thousandths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively





                                      20.

whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

                 Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares (if such transfer agent is an entity other than the Rights Agent) a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with
Section 25 hereof. Notwithstanding the foregoing sentence, the failure by the Company to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained therein and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

                 Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) Except as provided in Section 13(b) hereof, in the event that after the Rights become exercisable, (1) the Company shall consolidate with, or merge with and into, any other Person, (2) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (3) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, directly or indirectly, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries. Then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then-current Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then-Current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then-Current Per-Share Market Price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9





                                      21.

hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless, prior thereto, the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13, if at the time of such transaction, there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

                 The supplemental agreement referred to above in this Section 13(a) to be entered into by the Company and the Rights Agent shall also provide that, as soon as practicable after the date of any of the events described in this Section 13(a), such Issuer shall:

                      (i) Prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities
         Act) until the Final Expiration Date, and similarly comply with applicable state securities laws;

                      (ii) Use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on Nasdaq; and

                    (iii) Deliver to holders of the Rights historical financial statements for such issuer which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

                 (b) In the event of any merger or other acquisition transaction involving the Company pursuant to an agreement described in Section 1(c)(ii)(A)(2), the provisions of Section 13(a) hereof shall not be applicable to such transaction and this Rights Agreement and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7(a) hereof.

                 (c) The term "Issuer," for purposes of this Section 13, shall refer to the Person (or Affiliate or Associate) referred to in Section 13(a); provided, however, that (i) if such Person (or Affiliate or Associate) is a direct or indirect Subsidiary of another Person, Issuer shall refer to such other Person, and (ii) in case such Person is a Subsidiary, directly





                                      22.

or indirectly, of more than one Person, Issuer shall refer to whichever of such Persons is the Issuer of such Common Shares having the greatest aggregate value.

                 (d) If, for any reason, the Rights cannot be exercised for Common Shares of such issuer as provided in Section 13(a), then each holder of Rights shall have the right to exchange its Rights for cash from such issuer in an amount equal to the number of Common Shares that it would otherwise be entitled to purchase multiplied by 50% of the Current Per-Share Market Price, as determined pursuant to Section 11(d) hereof, of such Common Shares of such issuer. If, for any reason, the foregoing provision cannot be applied to determine the cash amount into which the Rights are exchangeable, then the Board of Directors of the Company, upon approval by a majority of the Continuing Directors, based upon the advice of one or more nationally recognized investment banking firms, shall determine such amount reasonably and with good faith to the holders of Rights. Any such determination shall be final and binding on the Rights Agent and the holders of Rights.

                 Section 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates, with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq or, if the Rights are not listed or admitted to trading on the Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high-bid and low-asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company, upon approval by a majority of the Continuing Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company, upon approval by a majority of the Continuing Directors, shall be used. If the Rights are not publicly traded, the current market value of a whole Right shall equal the difference between the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) less the current Purchase Price, multiplied by 1000.





                                      23.

                 (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-thousandth of a Preferred Share, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise. If the Preferred Shares are not publicly traded, the current market value shall be determined in accordance with Section 11(d)(ii) hereof.

                 (c) The holder of a Right, by the acceptance of the Right, expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

                 Section 15. Rights of Action. All rights of action in respect to this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder's own behalf and for such holder's own benefit, enforce, institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect to, such holder's right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations hereunder, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

                 Section 16. Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:





                                      24.

                 (a) Prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

                 (b) After the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

                 (c) Subject to Sections 6 and 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

                 (d) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

                 Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

                 Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and





                                      25.

the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for any action taken, suffered or omitted by the Rights Agent in connection with the execution, acceptance and administration of this Agreement and the exercise and performance hereunder of its duties, including the costs and expenses of defending against and appealing any claim of liability in the premises. The indemnity provided herein shall survive the termination of this Agreement and the expiration of the Rights. In no case will the Rights Agent be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the possibility of such loss or damage.

                 The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement and the exercise and performance of its duties hereunder in reliance upon any Rights Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in
Section 20 hereof.

                 Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the fall force provided in the Rights Certificates and in this Agreement.

                 In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall





                                      26.

not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                 Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                 (a) The Rights Agent may consult with legal counsel of its choice (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion;

                 (b) Whenever in the administration, exercise and performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate;

                 (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct;

                 (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only;

                 (e) The Rights Agent shall not be under any liability or responsibility in respect to the legality, validity or enforceability of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect to the legality, validity or enforceability or the execution of any Rights Certificate (except its countersignature thereof); nor shall it be liable or responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require





                                      27.

any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of the certificate described in
Section 12 hereof); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable;

                 (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement;

                 (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the administration, exercise and performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be responsible or liable for any action taken, suffered or omitted by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Company actually received such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted;

                 (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity;

                 (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either by itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the





                                      28.

Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof;

                 (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if the Rights Agent in good faith believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured;

                 (k) If, in the case of any Rights Certificate surrendered to the Rights Agent for exercise, transfer, split up, combination or exchange, where the form of assignment or the form of election to purchase (either of which may be appropriate under the circumstances) certifies that the Rights evidenced by the Rights Certificate are not owned by an Acquiring Person, or an Affiliate or Associate thereof, has either not been completed or in any manner indicates any other response thereto, the Rights Agent shall not take any further action with respect to such requested exercise, transfer, split up, combination or exchange, without first consulting with the Company.

                 Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' written notice mailed to the Company and to each other transfer agent of the Common Shares or Preferred Shares (if any) (as to which the Rights Agent has received prior written notice) by registered or certified mail. The Company shall also mail notice thereof to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' written notice, mailed to the Rights Agent or successor Rights Agent, as appropriate, and to each other transfer agent of the Common Shares or Preferred Shares (if any) (as to which the Rights Agent has received prior written notice) by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (A) a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, authorized under such laws to exercise corporate trust or stock transfer powers, and subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (B) an affiliate of such a corporation. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights





                                      29.

Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file written notice thereof with the predecessor Rights Agent and each other transfer agent of the Common Shares or Preferred Shares (if any), and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                 Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors, upon approval by a majority of the Continuing Directors, to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee benefit plan or arrangement or upon the exercise, conversion or exchange of securities of the Company currently outstanding or issued at any time in the future by the Company and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, upon approval by a majority of the Continuing Directors, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued and this sentence shall be null and void ab initio if, and to the extent that, such issuance or this sentence would create a significant risk of or result in material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued or would create a significant risk of or result in such options' or employee plans' or arrangements' failing to qualify for otherwise available special tax treatment and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

                 Section 23. Redemption. (a) The Company may, at its option, upon approval by a majority of the Continuing Directors, at any time prior to the earlier of (i) the tenth business day following the Shares Acquisition Date, or (ii) such date or dates on or after the tenth business day following the Shares Acquisition Date to which such option may be extended by a majority of the Continuing Directors (for one or more successive 10-day periods) by vote(s) first taken or written consent(s) first given prior to the tenth business day following the Shares Acquisition Date and, thereafter, prior to the completion of any such 10-day extension or extensions (or, if the Shares Acquisition Date shall have occurred prior to the Record Date, prior to (A) the tenth business day following the Record Date or (B)





                                      30.

such date or dates on or after the tenth business day after the Record Date to which such option may be extended by a majority of the Continuing Directors (for one or more successive 10 day periods) by vote(s) first taken or written consent(s) first given prior to the tenth business day following the Record Date and, thereafter, prior to the completion of any such 10 day extension or extensions), redeem all (but not less than all) the then-outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"), and the Company may, at its option, pay the Redemption Price either in cash, Common Shares (based on the current per-share market price thereof (as determined pursuant to Section 11(d) hereof) at the time of redemption), or any other form of consideration deemed appropriate by the Board of Directors. The redemption of the Rights by the Board of Directors may be made effective at such time and on such basis and with such conditions as the Board of Directors in its sole discretion may establish, upon approval by a majority of the Continuing Directors.

                 (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give or any defect in any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, regardless of whether the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. In connection with the purchase of Common Shares prior to the Distribution Date, neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time nor in any manner other than that specifically set forth in this
Section 23 or in Section 24 hereof, and other than

                 (c) Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 7(a) at any time when the Rights are redeemable hereunder.

                 Section 24. Exchange. (a) The Company, at its option and upon approval by a majority of the Continuing Directors, at any time after any Person becomes an Acquiring Person, may exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction





                                      31.

occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

                 (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give or any defect in such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder actually receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

                 (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares (or Equivalent Preferred Shares, as such term is defined in Section 11(b) hereof) for Common Shares exchangeable for Rights, at the initial rate of one one-thousandth of a Preferred Share (or Equivalent Preferred Share) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each Common Share shall have the same voting rights as one Common Share.

                 (d) In the event that there shall not be sufficient Common Shares or Preferred Shares, either because such shares are issued but not outstanding or authorized but unissued, to permit any exchange of Rights as contemplated in accordance with Section 24(a), the Company shall either take such action as may be necessary to authorize additional Common Shares or Preferred Shares for issuance upon exchange of the Rights or, alternatively, at the option of the Board of Directors and upon approval by a majority of the Continuing Directors, the Company, with respect to each Right, shall (i) pay cash in an amount equal to the Purchase Price, in lieu of issuing Common Shares or Preferred Shares in exchange therefor, or (ii) issue debt or equity securities, or a combination thereof, having a value equal to the Current Value (as hereinafter defined) of the Common Shares or Preferred Shares exchangeable for each such Right, where the value of such securities shall





                                      32.

be determined by a nationally recognized investment banking firm, selected by the Board of Directors, and approved by a majority of the Continuing Directors, or (iii) deliver any combination of cash, property, Common Shares, Preferred Shares and/or other securities having a value equal to the Current Value in exchange for each Right. The term "Current Value," for the purposes of this
Section 24, shall mean the product of the Current Per-Share Market Price of Common Shares (determined pursuant to Section 11(d) on the date of the occurrence of the event described above in subparagraph (a)) multiplied by the number of Common Shares for which the Right otherwise would be exchangeable if there were sufficient shares available. To the extent that the Company determines that some action need be taken pursuant to clauses (i), (ii) or
(iii) of this Section 24(d), the Board of Directors, upon approval by a majority of the Continuing Directors, may temporarily suspend the exercisability of the Rights for a period of up to sixty (60) days following the date on which the event described in Section 24(a) shall have occurred, in order to seek any authorization of additional Common Shares or Preferred Shares and/or to decide the appropriate form of distribution to be made pursuant to the above provision and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

                 (e) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (e), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

                 Section 25. Notice of Certain Events. (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend),
(ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall





                                      33.

give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

                 (b) In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then the Company shall, as soon as practicable thereafter, give to each holder of a Rights Certificate, in accordance with
Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof. In the event any Person becomes an Acquiring Person, the Company will promptly notify the Rights Agent thereof.

                 Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                 IDEC Pharmaceuticals Corporation
                 11011 Torreyana Road
                 San Diego, CA 92121

                 Attention:       William H. Rastetter, Ph.D.
                                  Chairman, President and
                                  Chief Executive Officer

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                 ChaseMellon Shareholder Services LLC
                 400 South Hope Street, 4th Floor
                 Los Angeles, CA 90071

                 Attention:       Shareholder Services Division





                                      34.

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

                 Section 27. Supplements and Amendments. Prior to the Distribution Date, the Company may supplement or amend this Agreement in any respect, without the approval of any holders of Rights, by action of its Board of Directors upon approval by a majority of the Continuing Directors, and the Rights Agent shall, if the Company so directs, execute such supplement or amendment. From and after the Distribution Date, the Company may from time to time supplement or amend this Agreement without the approval of any holders of Rights, by action of its Board of Directors, and approval by a majority of the Continuing Directors, in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable and which shall be consistent with, and for the purpose of fulfilling, the objectives of the Board of Directors in adopting this Agreement, including, but without limitation, to change the Purchase Price, the Redemption Price, any time periods herein specified, and any other term hereof, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Upon receipt of a certificate from an appropriate officer of the Company that the proposed supplement or amendment is consistent with this Section 27 and, after such time as any Person has become an Acquiring Person, that the proposed supplement or amendment does not adversely affect the interests of the holders of Rights, the Rights Agent shall execute such supplement or amendment. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person, by action of its Board of Directors, and approval by a majority of the Continuing Directors, amend this Agreement to lower the thresholds set forth in Sections 1(a) and 3(a) to not less than the greater of
(i) any percentage greater than the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan) and (ii) 10%.

                 Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                 Section 29. Determinations and Actions by the Board of Directors. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be





                                      35.

made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (and, where specifically provided for herein, only upon approval by a majority of the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, but without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing), which are done or made by the Board (or, where specifically provided for herein, upon approval by a majority of the Continuing Directors) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights Certificates and all other parties and (y) not subject the Board or the Continuing Directors to any liability to the holders of the Rights.

                 Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares).

                 Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company, upon approval by a majority of the Continuing Directors, determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in
Section 23 hereof shall be reinstated and shall not expire until the tenth business day following the date of such determination by the Board of Directors of the Company.

                 Section 32. Governing Law. This Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.





                                      36.

                 Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                 Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted or convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.































                                      37.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

ATTEST:                                  IDEC PHARMACEUTICALS
                                         CORPORATION



By     /s/ Kenneth J. Woolcott             By   /s/ William H. Rastetter, Ph.D.
       -------------------------------          ------------------------------
Name:  Kenneth J. Woolcott               Name:  William H. Rastetter, Ph.D.
Title: Vice President, General Counsel   Title: Chairman, President and Chief
       and Licensing Executive                  Executive Officer


ATTEST:                                  CHASEMELLON SHAREHOLDER
                                         SERVICES LLC, as Rights Agent



By     /s/ Ronald Lug                      By     /s/ Rosa Maria Bautista
       -------------------------------          ------------------------------
Name:  Ronald Lug                          Name:  Rosa Maria Bautista
Title: Vice President and Deputy           Title: Relationship Manager
       Manager

                                   Exhibit A



                         CERTIFICATE OF DESIGNATION OF
                 SERIES X JUNIOR PARTICIPATING PREFERRED STOCK
                      OF IDEC PHARMACEUTICALS CORPORATION

                           CERTIFICATE OF DESIGNATION

                                       of

                 Series X JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                        IDEC PHARMACEUTICALS CORPORATION

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

                       __________________________________


                 IDEC Pharmaceuticals Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on July 22, 1997:

                 RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.001 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

                 Series X Junior Participating Preferred Stock:

                 Section 1. Designation and Amount. The shares of such series shall be designated as "Series X Junior Participating Preferred Stock" (the "Series X Preferred Stock") and the number of shares constituting the Series X Preferred Stock shall be Fifty Eight Thousand (58,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series X Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation which are convertible into Series X Preferred Stock.

                 Section 2.  Dividends and Distributions.

                 (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series X Preferred Stock with respect to dividends, the holders of shares of Series X Preferred Stock, in preference to the holders of the Common Stock, par value $.001 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series X Preferred Stock, in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series X Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series X Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (B) The Corporation shall declare a dividend or distribution on the Series X Preferred Stock as provided in paragraph
         (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

                 (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series X Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series X Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series X Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series X Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                 Section 3. Voting Rights. The holders of shares of Series X Preferred Stock shall have the following voting rights:

                 (A) Subject to the provision for adjustment hereinafter set forth, each share of Series X Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series X Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (B) Except as otherwise provided herein, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series X Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                 (C) Except as set forth herein, or as otherwise provided by law, holders of Series X Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                 Section 4.  Certain Restrictions.

                 (A) Whenever quarterly dividends or other dividends or distributions payable on the Series X Preferred Stock as provided in
         Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series X Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                      (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                 up) to the Series X Preferred Stock;

                      (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series X Preferred Stock, except dividends paid ratably on the Series X Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series X Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series X Preferred Stock; or

                      (iv) redeem or purchase or otherwise acquire for consideration any shares of Series X Preferred Stock, or any shares of stock ranking on a parity with the Series X Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                 (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                 Section 5. Reacquired Shares. Any shares of Series X Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

                 Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series X Preferred Stock unless, prior thereto, the holders of shares of Series X Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series X Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series X Preferred Stock, except distributions made ratably on the Series X Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series X Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series X Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series X Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 Section 8. No Redemption. The shares of Series X Preferred Stock shall not be redeemable.

                 Section 9. Rank. The Series X Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

                 Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series X Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series X Preferred Stock, voting together as a single class.


                 IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chairman, President and Chief Executive Officer and attested to by its Secretary this 22nd day of July, 1997.


                                        /s/ William H. Rastetter, Ph.D.
                                        --------------------------------------


                                        Name:    William H. Rastetter, Ph.D.
                                        Title:   Chairman, President and Chief
                                                 Executive Officer


Attest:


/s/ Kenneth J. Woolcott
--------------------------------------
Kenneth J. Woolcott
Secretary

                                                                       Exhibit B

                           Form of Rights Certificate

Certificate No. R-                                             ________ Rights



       NOT EXERCISABLE AFTER JULY 21, 2007, OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY AT $.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SUCH AGREEMENT.]*/


                               Rights Certificate

                        IDEC PHARMACEUTICALS CORPORATION


                 This certifies that _______________ , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of July 22, 1997, 1997 (the "Rights Agreement"), between IDEC Pharmaceuticals Corporation, a Delaware





______________________

     */ The portion of the legend in bracket shall be inserted only if applicable and shall replace the preceding sentence.

                                      B-1.

corporation (the "Company"), and ChaseMellon Shareholder Services LLC (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York, New York time, on July 21, 2007, at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series X Junior Participating Preferred Stock, par value $.001 per share (the "Preferred Shares") of the Company, at a purchase price of $200.00 per one one-thousandth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed.
The number of Rights evidenced by this Rights Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of July 22, 1997 based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

                 This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company.

                 This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

                 Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at a redemption price of $.001 per Right.

                 No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.





                                      B-2.

                 No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

                 This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                 WITNESS the signature of the proper officers of the Company and its corporate seal. Dated as of ___________, 1997.




ATTEST:                                    IDEC PHARMACEUTICALS CORPORATION



____________________________               By______________________________




Countersigned:

ChaseMellon Shareholder Services LLC
as Rights Agent


By______________________________
  Authorized Signatory





                                      B-3.

                   Form of Reverse Side of Rights Certificate

                               FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the
                             Rights Certificate.)

               FOR VALUE RECEIVED ________________________________ hereby sells, assigns and transfers unto
_______________________________________________________________________________
________________________________________________________________ (Please print name and address of transferee) this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ ___ Attorney, to transfer this Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:  ______________________, ____



                                                   ____________________________
                                                             Signature

Signature Guaranteed:

                 Signatures must be guaranteed by a participant in a Securities Transfer Association Inc. recognized signature guarantee medallion program.

--------------------------------------------------------------------------------

                                 CERTIFICATION

                 The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                                   ____________________________
                                                             Signature


            Form of Reverse Side of Rights Certificate -- continued





                                      B-4.

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

(To be executed if holder desires to exercise the Rights Certificate.)


To IDEC PHARMACEUTICALS CORPORATION

               The undersigned hereby irrevocably elects to exercise ___________________________ Rights represented by this Rights Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number__________________________________________________
                                     (Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number__________________________________________________
                                     (Please print name and address)



Dated:  __________________, ____


                                                   ____________________________
                                                             Signature


Signature Guaranteed:

               Signatures must be guaranteed by a participant in a Securities Transfer Association Inc. recognized signature guarantee medallion program.





                                      B-5.

                                                 Form of Reverse Side of Rights
Certificate -- continued


--------------------------------------------------------------------------------


                                 CERTIFICATION

               The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                                   ____________________________
                                                             Signature

--------------------------------------------------------------------------------



                                     NOTICE


               The signature in the foregoing Forms of Assignment and Election to Purchase must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

               In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.










                                      B-6.

                                   Exhibit C


                         SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES

                        IDEC PHARMACEUTICALS CORPORATION

                         SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES


                 On July 22, 1997, the Board of Directors of IDEC Pharmaceuticals Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock (the "Common Stock"), par value $.001 per share (the "Common Shares"), of the Company. The dividend is payable on August 11, 1997 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series X Junior Participating Preferred Stock, par value $.001 per share (the "Preferred Shares"), of the Company at a price of $200.00 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of July 22, 1997 (the "Rights Agreement") between the Company and Rights Agent (the "Rights Agent").

                 Until the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

                 The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate





                                       1.

certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Shares as of the Close of Business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

                 The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on July 21, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case as described below.

                 The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

                 The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

                 Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to an aggregate dividend of 1000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to an aggregate payment of 1000 times the payment made per Common Share. Each Preferred Share will have 1000 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1000 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

                 Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

                 In the event that, following the Distribution Date, the Company is acquired in a merger or other business combination transaction with an Acquiring Person or an affiliate thereof, or 50% or more of its consolidated assets or earning power are sold to





                                       2.

an Acquiring Person or an affiliate thereof, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

                 In the event that any person or group of affiliated or associated persons becomes the beneficial owner of 15% or more of the outstanding Common Shares (except pursuant to a tender offer for all of the Common Shares at a price and on terms determined by a majority of the Continuing Directors to be fair to and otherwise in the best interests of the Company and its stockholders) proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares (or cash, other securities or property) having a market value of two times the exercise price of the Right.

                 At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Shares and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share (or a fraction of a Preferred Share having equivalent market value) per Right (subject to adjustment).

                 With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent (1%) in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

                 At any time within ten (10) business days after a person or group of affiliated or associated persons acquire beneficial ownership of 15% or more of the outstanding Common Shares (unless the Board of Directors extends such ten-day period), the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"), upon the approval of a majority of the Continuing Directors. The redemption of the rights may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Rights are also redeemable under other circumstances as specified in the Rights Agreement.





                                       3.

                 The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights upon the approval of a majority of the Continuing Directors, including an amendment to lower certain thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after a Distribution Date no such amendment may adversely affect the interests of the holders of the Rights.

                 Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                 A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.





                                       4.